                                                                     Exhibit 1.1

                                3,000,000 Shares

                      UNITED INTERNATIONAL HOLDINGS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                         June __, 1998



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
JANCO PARTNERS
  As representatives of the several Underwriters named in Schedule I hereto
    c/o Donaldson, Lufkin & Jenrette Securities Corporation
      277 Park Avenue
      New York, New York 10172

Dear Sirs:

     Certain stockholders of United International Holdings, Inc., a Delaware corporation (the "COMPANY"), named in Schedule II hereto (collectively, the "SELLING STOCKHOLDERS") severally propose to sell to the several underwriters named in Schedule I hereto (collectively, the "UNDERWRITERS"), an aggregate of 3,000,000 shares of the Class A Common Stock, $0.01 par value per share (the "FIRM SHARES"), of the Company. Each Selling Stockholder proposes to sell the amount set forth opposite such Selling Stockholder's name in Schedule II hereto. The Company also proposes to issue and sell to the several Underwriters not more than an additional 450,000 shares of its Class A Common Stock, $0.01 par value per share (the "ADDITIONAL SHARES"), if requested by the Underwriters as
provided in Section 2 hereof.   The Firm Shares and the Additional Shares are
hereinafter referred to collectively as the "SHARES." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "SELLERS."

          SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in

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accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-3 (File no. _____), including a preliminary prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS" (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference in the Prospectus.

          SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto and (ii) each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder at a price per Share of $______ (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase up to 450,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. Donaldson, Lufkin & Jenrette Securities Corporation shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be

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

purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

          Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Selling Stockholder agrees that, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling Stockholder, (ii) each of the directors and officers of the Company who is not a Selling Stockholder and (iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation,
(A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

          SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          SECTION 4.   Delivery and Payment.  The Shares shall be represented by

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definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefore by wire-transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on ________, 1998 or such other time on the same date or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall designate. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "CLOSING DATE." The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to
Section 2 or such other time on the same date or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall designate. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "OPTION CLOSING DATE."

          The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 919 3rd Avenue, New York, New York 10022 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

          SECTION 5.   Agreements of the Company.  The Company agrees with you:

          (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of any change in the Company's condition (financial or otherwise), business, proposals, properties, net worth or results of operations or the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of

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

the circumstances under which they are made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish you, without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you and each Underwriter designated by you, without charge, such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

          (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

          (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference as such Underwriter or dealer may reasonably request.

          (e) If, after the date hereof, any event shall occur as a result of which, in the reasonable judgment of the Company or in the reasonable judgment of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

          (f) To cooperate with you and your counsel in connection with the

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qualification of the Shares under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

          (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending __________, 1999 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the printing, processing, filing, distribution and delivery of the Registration Statement (including, without limitation, financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements thereto, (ii) the printing, processing, execution, distribution and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection herewith and with the offer or sale of the Shares, (iii) the issuance and delivery by the Sellers of the Shares, (iv) the qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of your counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) the fees, disbursements and expenses of the Company's counsel and accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the Registration and delivery of the Shares under the Act, all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (vii) the preparation of certificates for the Shares (including, without limitation, printing and engraving thereof), (viii) the costs and charges of any transfer agent, registrar and/or depositary, and the performance by the Company and the Selling Stockholders of their other obligations under this Agreement.

          (i) During the period of three years after the date of the Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national

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securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may request.

          (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to maintain the listing of the Shares on the Nasdaq National Market for a period of three years after the date of this Agreement.

          (k) To do and perform all things required to be done and performed under this Agreement by it on, prior to, or after the Closing Date or any Option Closing Date, as the case may be, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Shares.

          (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          (m) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Sellers or the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel) for those reasonably incurred by the Underwriters in connection with the matters covered by this Agreement.

          SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

          (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not

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contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective
(A) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) will comply in all material respects with the Act and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein. The Company acknowledges for all purposes under this Agreement that the statements set forth in the ___ paragraph on the cover page, the stabilization legend appearing as the bold paragraph on page __ and in the _______ "Plan of Distribution" in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), or in any preliminary prospectus constitute the only written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), or in any preliminary prospectus pertaining to any arrangement or agreement with respect to any party other than you. No stop order preventing the use of the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), or in any preliminary prospectus.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein.

          (d) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders or the Company) have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the capital stock of the Company conforms in all material respects to the description thereof in the Prospectus; the Shares to be issued and sold by the Company have been

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duly authorized and, when issued and delivered to the Underwriters against payment thereof as provided by this Agreement, will be validly issued, fully paid and non-assessable, and free of any preemptive or similar rights and the Company's ownership interest with respect to each of the corporations and partnerships in which the Company has a direct or indirect material or, with respect to the equity of such entity, majority, investment (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") is in all material respects as described in the Prospectus and the descriptions of contracts and agreements set forth therein are accurate and complete in all material respects.

          (e) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to authorize, issue, sell and deliver the Shares as contemplated by this Agreement.

          (f) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. Such an effect, either singly or in the aggregate, is referred to in this Agreement as a "MATERIAL ADVERSE EFFECT" and the word "MATERIAL" shall have a corresponding meaning.

          (g) The Subsidiaries that were "significant subsidiaries" (as such term is defined in Rule 1-02(w) of Regulation S-X) as of February 28, 1998 are listed in the list of subsidiaries included as an exhibit to the Company's Annual Report on Form 10-K which is incorporated by reference into the Prospectus. Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing in the jurisdiction of its formation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; except as set forth in the Prospectus, all the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any material lien, adverse claim, security interest, equity or other encumbrance.

          (h) There is (A) no legal, regulatory or governmental action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of the Subsidiaries is a party or to which the business or property of the Company or any of the Subsidiaries is subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of the Subsidiaries is subject issued that, in the case of clauses (A), (B) and (C) above, (x) might, singly or in the aggregate, result in a Material Adverse Effect, (y) would interfere with or adversely affect the issuance of the Shares or (z) in any manner draw into question the validity of this Agreement.

          (i) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws or other organizational documents, or in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

          (j) Neither the issuance and sale of the Shares, the execution and delivery by the Company of this Agreement, the performance of this Agreement nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except such as have been obtained and made, (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except in each case where failure to obtain such consents, approvals, authorizations or orders or make such registrations or filings or where such conflicts or violations will not individually or in the aggregate have a Material Adverse Effect.

          (k) The accountants, Arthur Andersen LLP, KPMG Accountants N.V. and ________, each of which has audited certain of the financial statements that are included, incorporated by reference, or summarized in the Prospectus, are independent certified public accountants as required by the Act. The financial statements, together with related schedules and notes, included or incorporated by reference in the Prospectus (and any amendment or supplement thereto) present fairly the respective financial positions, results of operations and changes in financial positions of the Company and each Subsidiary, in each case, for which such financial statements are so included or incorporated by reference, on the basis stated in the Prospectus at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Prospectus (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

          (l) The pro forma financial statements and "as adjusted" financial information and the related notes thereto included or incorporated by reference in the Prospectus have been prepared in accordance with the applicable requirement of the Act and on the bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (m) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws.

          (n) Except as disclosed in the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent or entered into any transaction, not in the ordinary course of business, that is material to the Company on a consolidated basis, and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company, any of the Subsidiaries, or any change or any development that has, or that may reasonably be expected to have, a Material Adverse Effect, or any discovery of any change or development that may be reasonably expected to have any such Material Adverse Effect.

          (o) Except as is not material, each of the Company and each Subsidiary has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances (except such as are described in the Prospectus and all the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases).

          (p) Each of the Company and each Subsidiary has such material permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own its respective properties and to conduct its respective business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; each of the Company and each Subsidiary has fulfilled and performed all its material obligations with respect to such permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries. The descriptions contained in the Prospectus of statutes, rules, regulations and other laws applicable to the Company and the Subsidiaries are accurate and complete in all material respects.

          (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Shares; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares or suspends the sale of the Shares in any jurisdiction referred to in Section 5(f) hereof, and no action, suit or proceeding is pending affecting or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Shares or in any manner draw into question the validity of this Agreement; and every request of the Company by any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

          (s) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee, agent, co-investor or partner of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (t) Each of the Company and each Subsidiary has filed all material tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (u) The Company and the Subsidiaries own or possess all material patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (v) The Company is not now, and after the sale of the Shares to be sold by it hereunder and the application of the proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (w) The Company has complied with all provisions of Florida H.B. 1771 codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder, relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

          (x) Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

          (y) Except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any other securities of the Company included in the Registration Statement or the right to require registration under the Act of any securities of the Company because of the execution by the Company of this Agreement or consummation of the transactions contemplated by this Agreement or otherwise.

          (z) Except as set forth in the Prospectus, the Company has no commitments to fund entities that do not constitute Subsidiaries.

          (aa) None of the Company, any Subsidiary or any agent thereof acting on the behalf of either of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares pursuant to the terms of this Agreement to violate Regulation G (12 C.F.R. Part
207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

          (bb) The Company owns 100% of the Equity Interests or other securities evidencing equity ownership of United Pan-Europe Communications, N.V. ("UPC"), United International Properties, Inc. ("UIPI") and Joint Venture, Inc. ("JVI") free and clear of any security interest, claim, lien or encumbrance (except as disclosed or incorporated by reference in the Prospectus); and all of such securities have been duly authorized, validly issued and are fully paid and nonassessable. Except as disclosed or incorporated by reference in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of UPC, UIPI or JVI.

          (cc) All of the Equity Interests of UPC, UIPI and of JVI and all intercompany notes of UPC, UIPI and of JVI issued to the Company are owned by the Company free and clear of any security interest, claim, lien or encumbrance (except for the existing pledge pursuant to the Amended and Restated Pledge Agreement dated November 22, 1995, as amended).

     The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 9 hereof, counsel to the Company and the Selling Stockholders, and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     SECTION 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

          (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

          (b) The Shares to be sold by such Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

          (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and ________________________, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

          (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

          (e) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

          (f) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

          (g) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

          (h) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

          (i) The information in the Registration Statement under the caption "Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (j) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), such Selling Stockholder will immediately notify you of such change.

          (k) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

     SECTION 8. Indemnification and Contribution. (a) The Sellers, jointly and severally, agree to indemnify and hold harmless (i) each Underwriter, (ii) each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of each Underwriter or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(a) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder.

          (b) If any action, suit or proceeding shall be brought against any Indemnified Person with respect to which indemnity may be sought against any Seller, such Indemnified Person shall promptly notify such Seller, and such Seller shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) such Seller has agreed in writing to pay such fees and expenses, (ii) such Seller has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleded parties) include both such Indemnified Person and such Seller and such Indemnified Person shall have been advised by its counsel that representation of such Indemnified Person and such Seller by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case such Seller shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Person). It is understood, however, that such Seller shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Person not having actual or potential differing interests with such Indemnified Person or among themselves, which firm shall be designated in writing by such Indemnified Person, and that all such fees and expenses shall be reimbursed as they are incurred. Such Seller shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, such Seller agrees to indemnify and hold harmless any Indemnified Person, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse such indemnified party for fees and expenses of counsel as incurred, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. The indemnifying party shall not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability arising out of such action, claim, litigation or proceeding.

          (c) The Underwriters agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from each Seller to each Indemnified Person, but only with respect to information relating to such Indemnified Person furnished in writing by or on behalf of such Indemnified Person through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person; or any Selling Stockholder or any such controlling person based on the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto), and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph
(b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officer, and any such controlling person; and any Selling Stockholder and any such controlling person shall have the rights and duties given to such Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which such Underwriter may otherwise have.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriter on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and any Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of the Sellers on the one hand and any Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter pursuant to this Agreement exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Sellers and of the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters or any person controlling such Underwriters, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to an Underwriter or any person controlling such Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 8.

          (g) Each Selling Stockholder hereby designates _________________, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in
Section 12 hereof.

          SECTION 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance or sale of any of the Shares; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would prohibit, interfere with or adversely affect the issuance or sale of the Shares or would have a Material Adverse Effect or in any manner draw into question the validity of this Agreement; and no stop order, injunction, restraining order, or order of any nature preventing the use of the Prospectus, or any amendment or supplement thereto Act shall have been issued.

          (c) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which, would materially adversely affect the market for the Shares or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect which, in the opinion of the Company and its counsel or the Underwriter and their counsel, requires the making of any addition to or change in the Prospectus in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would in the opinion of the Underwriters, materially adversely affect the market for the Shares.

          (d) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively, and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

          (f) The Underwriters shall have received on the Closing Date, an opinion of Holme Roberts & Owen LLP, counsel for the Company, dated the Closing Date and addressed to you, to the effect that:

              (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own lease and operate its properties and to conduct its business as described in the Prospectus, (and any amendment or supplement thereto) and, based solely on certificates from and correspondence with public officials, is qualified to do business and is in good standing in the states Colorado and Delaware;

               (ii) Each of UPC, UIPI and JVI (collectively, the "DESIGNATED SUBSIDIARIES") and each of the corporate Subsidiaries incorporated in the United States (the "U.S. SUBSIDIARIES") is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Designated Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Prospectus, are owned by the Company directly free and clear, to the best knowledge of such counsel after reasonable inquiry, of any security interest, lien, adverse claim, equity or other encumbrance;

               (iii) All the outstanding shares of capital stock or other equity interest of each of the U.S. Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights (to the best knowledge of such counsel, after due inquiry, contractually), and, except as set forth in the Prospectus, are owned by the Company directly, or indirectly through one of the U.S. Subsidiaries, free and clear, to the best knowledge of such counsel after due inquiry, of any security interest, lien, adverse claim, equity or other encumbrance;

               (iv) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the Company's ownership interest with respect to each of the Designated Subsidiaries is as described in the Prospectus;

               (v) All of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued, and are fully paid and nonassessable;

               (vi) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated thereby, including, without limitation, with the corporate power and authority to issue, sell and deliver the Shares as contemplated by this Agreement and to perform its obligations hereunder and thereunder;

               (vii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and by or on behalf of each Selling Stockholder and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

               (viii) Neither the Company nor any of the Designated Subsidiaries nor any U.S. Subsidiary is in violation of its respective certificate or articles of incorporation or bylaws, or other organization documents, or to the best knowledge of such counsel after reasonable inquiry, is in material default ir the performance of any obligation, agreement or condition contained in any permit or any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus;

               (ix) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, and the consummation of the transactions contemplated hereby and thereby, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, or require consent under, or result in the imposition of a lien or encumbrance on any assets or properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (A) the organizational documents of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust, license or other agreement or instrument, known to such counsel after reasonable inquiry, to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound,
     (C) any U.S. law, statute, rule or regulation applicable to the Company, any of the U.S. Subsidiaries or any of their assets or properties, or (D) any judgment, order or decree of any U.S. court or governmental agency or U.S. authority, known to such counsel after reasonable inquiry, having jurisdiction over the Company, any of the U.S. Subsidiaries or their assets or properties, except such conflicts or violations as would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency in the United States is required for the execution, delivery and performance of this Agreement, except such as have been obtained prior to the date hereof. In rendering the opinions required in this clause (ix), such counsel may rely on the accuracy of the representations of the Underwriters and the Sellers contained in this Agreement. No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained, or except where the failure to obtain such consents or waivers would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect;

               (x) To the best knowledge of such counsel, after reasonable inquiry, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any U.S. governmental agency that prevents the issuance of the Shares, no injunction, restraining order or order of any nature by a United States federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares and no action, suit or proceeding is pending against or affecting or threatened against the Company or any of the U.S. Subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Shares or in any manner draw into question the validity of this Agreement;

               (xi) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the U.S. Subsidiaries is in violation of any law, ordinance, administrative or other governmental rule or regulation applicable to the Company or any of the U.S. Subsidiaries or any of the U.S. Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the U.S. Subsidiaries or any of the U.S. Subsidiaries, except for such violations as would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect;

               (xii) The statements in the Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and complete in all material respects and present fairly the information required to be shown, to the extent governed by the laws of jurisdictions on which such counsel expresses an opinion;

               (xiii) Each of the Company and each Designated Subsidiary and each U.S. Subsidiary has all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material

     Adverse Effect), to own its properties and to conduct its businesses as now being conducted, as described in the Prospectus;

               (xiv) Neither the Company nor any of its subsidiaries is now, nor, after the sale of Shares to be sold by it hereunder and the application of the proceeds from such sales as described in the Prospectus under the caption "Use of Proceeds," will they be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended;

               (xv) There is (A) to the knowledge of such counsel, after reasonable inquiry, no legal, regulatory or governmental action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of such counsel, threatened or contemplated to which the Company or any of the U.S. Subsidiaries is a party or to which the business or property of the Company or any of the U.S. Subsidiaries is subject, (B) no law, statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, to the extent governed by the laws of jurisdictions on which such counsel expresses an opinion, (C) to the knowledge of such counsel, after reasonable inquiry, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company or any of the U.S. Subsidiaries is subject issued that, in the case of clauses (A), (B) and (C) above, (x) might, singly or in the aggregate, result in a Material Adverse Effect, (y) would interfere with or adversely affect the issuance of the Shares or (z) in any manner draw into question the validity of this Agreement;

               (xvi) To the best knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

               (xvii) The Prospectus, as of its date, and each amendment or supplement thereto, if any, as of its date (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical, and accounting data included therein or omitted therefrom, as to which no opinion need be expressed), contains all the information specified in, and meeting all the requirements of the Act;

               (xviii) To the best knowledge of such counsel after reasonable inquiry, except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

               (xix) The issuance and sale of the Shares pursuant to the terms of this Agreement will not violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System;

               (xx) The statements in the Prospectus under "Risk Factors-International Tax Risks," insofar as they constitute statements of law or legal conclusions are accurate in all material respects;

               (xxi) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

               (xxii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission;

               (xxiii) the statements under the captions "_______________," "_______________," "_______________," "_______________," "_______________,"
     "_______________," "Description of Capital Stock" and "Underwriting" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings; and

               (xxiv) neither the Company nor any of its subsidiaries has violated any Environmental Law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

          In addition, such counsel shall state that it has generally reviewed and discussed with certain officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel the preparation of the Prospectus and the statements contained therein and, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above), such counsel advises you that, on the basis of the foregoing, no facts came to its attention that caused it to believe that the Prospectus (as amended or supplemented, if applicable) as of the date of the Prospectus or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that they assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of, and express no view as to, the financial statements, notes and schedules and other financial or statistical data included in the Prospectus.

          Such opinion may be limited to the federal laws of the United States and the internal laws of the State of Colorado and the General Corporation Law of the State of Delaware. In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Colorado, provided that (1) each-such local counsel is acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is in form and substance satisfactory to it and its counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.


          (g) The Underwriters shall have received on the Closing Date, an opinion of ___________________, counsel for the selling Stockholders, dated the Closing Date and addressed to you, to the effect that:

               (i) each Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

               (ii) each Selling Stockholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

               (iii) the Custody Agreement of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms;

               (iv) the Power of Attorney of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

               (v) upon delivery of and payment for the Shares to be sold by each Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever; and

               (vi) the execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of each Selling Stockholder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

          (h) The Underwriters shall have received on the Closing Date the opinions of Stibbe Simont Monahan Duhot (with respect to UPC, A2000, KTA, KTH, KTE and the laws of The Netherlands), _________________ (with regard to the Telekabel Group and the laws of Austria), Stibbe Simont Monahan Duhot (with regard to Radio Public and the laws of

Belgium, Advokatfirmaet Steestup (with regard to Norkabel and Janco and the laws of Norway), Freehill Hollingdale & Page (with regard to Austar and the laws of Australia), Carey y Cia Ltda. (with regard to VTR Hipercable and the laws of Chile), each dated the Closing Date and addressed to the Underwriters, substantially to the effect that:

               (i) The statements in the Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and complete in all material respects and present fairly the information purported to be shown, and the descriptions of the applicable government regulations in each of such countries are accurate and complete in all material respects;

               (ii) Each of UPC, the Telekabel Group companies, Radio Public, Norkabel, Janco, KTA, KTH, KTE, A2000, CTV Pty. Ltd. and STV Pty. Ltd ("CTV/STV"), Cablevision, STX and VTR Hipercable (collectively, the "FOREIGN SUBSIDIARIES") is a corporation or other legal entity duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, with full power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus, (and any amendment or supplement thereto); and all the outstanding shares of capital stock or other equity interest of each of the Foreign Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Prospectus, are owned by the Company directly, or indirectly through one of the Subsidiaries, free and clear, to the best knowledge of such counsel after reasonable inquiry, of any security interest, lien, adverse claim, equity or other encumbrance;

               (iii) The Company's ownership interest with respect to each of the Foreign Subsidiaries is as described in the Prospectus;

               (iv) None of the Foreign Subsidiaries is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents; to the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Foreign Subsidiaries is in material default in the performance of any obligation, agreement or condition contained in any permit or any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus;

               (v) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof and consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of any of the Foreign

     Subsidiaries or any agreement indenture, lease or other instrument to which the Company or any of the Foreign Subsidiaries is a party or by which any of them or any of their respective properties is bound that is known to such counsel after reasonable inquiry, or, to the best knowledge of such counsel after reasonable inquiry, will result in the creation or imposition of any material lien charge or encumbrance upon any property or assets of the Company or any of the Foreign Subsidiaries nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company or the Foreign Subsidiaries or any of their respective properties, except where such violation would not have a Material Adverse Effect;

               (vi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company or any Foreign Subsidiary (except as may be required under state securities or Blue Sky law governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

               (vii) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Foreign Subsidiaries is in violation of any law, ordinance administrative or governmental rule or regulation applicable to the Company or any of the Foreign Subsidiaries of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Foreign Subsidiaries, except where such violation would no have a Material Adverse Effect;

               (viii) Each of the Company and each Foreign Subsidiary has all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material Adverse Effect) to own its properties and to conduct its businesses as now being conducted, as described in the Prospectus; and

               (ix) Each of the Company and each Foreign Subsidiary owns all licenses and rights described in the Prospectus as being owned by the Company or the Foreign Subsidiaries and necessary for the conduct of its businesses, and such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Foreign Subsidiary with respect to the foregoing.

          (i) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

          (j) The Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date from Arthur Andersen LLP, and KPMG Accountants N.V., and others all of which are independent public accountants, substantially in the forms heretofore approved by the Underwriters.

          (k) There shall not have been any change in the capital stock of the Company (other than as a result of the issuance of shares of Class A Common Stock of the Company upon the exercise of outstanding warrants or stock options or upon conversion of shares of Class B Common Stock of the Company) nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Prospectus (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Prospectus, (or any amendment or supplement thereto), except as may otherwise be stated in the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iii) the Company, the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries taken as a whole, other than those reflected in the Prospectus (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 9(k).

          (l) The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (m) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

          (n) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

          (o) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

          (p) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and your counsel.

     Any certificate or document signed by any officer of the Company or Selling Stockholder and delivered to the Underwriters, or counsel for the Underwriters, shall be deemed a representation and warranty by the Company or Selling Stockholder to the Underwriters as to the statements made therein.

          The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

          SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

          This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of the Underwriter to the Company, by notice to the Company, if prior the Closing Date, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market shall have been suspended or materially limited, (ii) general moratorium on commercial banking activities in New York or Colorado shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostile or other international or domestic calamity, crisis or change in political, financial or economic condition the effect of which on the financial markets of the United States is such as to make it, in the judgement of the Underwriters impracticable or inadvisable to commence or continue the offering of the Shares on the terms and in the manner contemplated in the Prospectus. Notice of such termination may be given to the Company by telegram, telecopy telephone and shall be subsequently confirmed by letter.

          If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder on such date and the aggregate number of Shares which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Shares set forth opposite its name in Exhibit B bears to the total number of Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters, and arrangements satisfactory to the Underwriters and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriters and the Company. In any such case which does not result in termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such Underwriter under this Agreement.

          If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters, and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or
the Selling Stockholders.   In any such case which does not result in
termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          SECTION 11. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

          (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

          (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

          SECTION 12. Miscellaneous. Except as otherwise provided in Sections 4 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to Company, at the office of the Company at 4643 South Ulster Street, Denver, Colorado 80237, Attention: Chief Financial Officer; (ii) if to the Selling Stockholders, [Name of Attorney-in-Fact] c/o [Address of Attorney-in-Fact]; or (iii) if to the Underwriters, care of Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "SUCCESSORS and ASSIGNS" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT

ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                            Very truly yours,

                                            UNITED INTERNATIONAL HOLDINGS, INC.


                                            By: ________________________________
                                                Name:
                                                Title:



                                            THE SELLING STOCKHOLDERS NAMED
                                                IN SCHEDULE II HERETO, ACTING
                                                SEVERALLY


                                            By: ________________________________
                                                Attorney-in-fact


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
JANCO PARTNERS

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By   DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION

 By: ____________________________

                                  SCHEDULE I
                                  ----------



                                               Number of Firm
Underwriters                               Shares to be Purchased
------------                               ----------------------

Donaldson, Lufkin & Jenrette Securities
  Corporation.............................

Goldman, Sachs & Co.......................

Morgan Stanley & Co. Incorporated.........

Janco Partners............................

                             Total........       3,000,000
                                                 =========

                                  SCHEDULE II
                                  -----------

                             Selling Stockholders
                             --------------------


                                                    Number of Firm
Name                                               Shares Being Sold
----                                               -----------------

Joseph E. Giovanini and affiliates..............        1,813,991

William J. Elsner...............................          787,839

William R. Hudon................................          234,472

Bernard G. Dvorak...............................          163,698
                                                        ---------

                                Total...........        3,000,000
                                                        =========

                                    Annex I
                                    -------

                 [Insert names of stockholders of the Company
                    who will be required to sign lock ups]


                                      A-I